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                                  EXHIBIT 16.2

August 12, 2004


Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549


Ladies and Gentlemen:

     We have read and reviewed Item 4 of BBMF Corporation's, a Nevada corporation (the "Company"), Current Report on Form 8-K for the events reported August 12, 2004 and are in agreement with the statements made in the fifth, sixth, seventh and eighth paragraphs. We have no basis to agree or disagree with other statements of the Company contained therein.



                                                    BDO MCCABE LO & COMPANY


                                                    /s/ BDO McCabe Lo & Company
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